September 28, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.02 of Form 8-K dated September 21, 2012 of Sino Clean Energy, Inc. (Commission File No. 001-34773) and are in agreement with the statements contained in Item 4.02 therein.

Yours truly,

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.
Los Angeles, California

6100 Glades Road ▪ Suite 314 Bada Raton, Florida 33434 Telephone: 561.487.5765 Facsimile: 561.487.5766	1925 Century Park ▪ Suite 1120 Los Angeles, California 90067 Telephone: 310.601.2200 Facsimile: 310.601.2201 www.cpaweinberg.com	Room 2707, 27/F Shui On Centre ▪ 608 Harbour Road Wanchai, Hong, Kong, P.R.C. Telephone: 852-2780-7231 Facsimile: 852-2780-8717